EXHIBIT 10.6


                        AGREEMENT FOR CONSULTING SERVICES

         This Agreement for Consulting Services (this "Agreement") is made by and between Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Mark J. Levin (the "Consultant") as of August 1, 2005 (the "Effective Date").

         1. SERVICES. In accordance with the terms and conditions contained in this Agreement, commencing as of the Effective Date, the Consultant shall provide the Company with strategic advice and services relating to the Consultant's expertise and knowledge of the Company and the biopharmaceutical industry. Specifically, the parties anticipate that the Consultant will support Deborah Dunsire in her new role as the Company's Chief Executive Officer.

          2. TERM. Unless terminated in accordance with the provisions of paragraph 7 hereof, this Agreement shall remain in force, and the services provided by the Consultant to the Company shall be performed until December 31, 2005, after which date the parties may, on a quarterly basis, extend the term of services provided by the Consultant to the Company, by mutual written consent and upon terms and conditions mutually agreeable to the parties.

         3. PAYMENT FOR SERVICE RENDERED. For providing the consulting services as described herein, the Company shall pay the Consultant at a rate of $16,000 per month. The parties currently anticipate that the Consultant will perform an average of approximately one day of consulting services per week. The consulting fees shall be paid monthly. In addition, the Company shall reimburse the Consultant for all reasonable business expenses he incurs in performing consulting services hereunder, pursuant to the Company's regular business practices.

         4. NATURE OF RELATIONSHIP. The Consultant is an independent contractor and will not act as an agent nor shall he be deemed an employee of the Company for the purposes of any employee benefit programs, income tax withholding, FICA taxes, unemployment benefits or otherwise. The Consultant shall not enter into any agreement or incur any obligations on the Company's behalf, or commit the Company in any manner without the Company's prior consent.

         5. INVENTIONS, PATENTS AND TECHNOLOGY.

         (a) The Consultant shall promptly and fully disclose and assign and transfer to the Company any and all inventions, improvements, discoveries, developments, original works of authorship, trade secrets, or other intellectual property ("Proprietary Information") which relate to the business of the Company and which are conceived, developed or reduced to practice by the Consultant as a direct result of the performance of the consulting services performed for the Company hereunder ("Covered Proprietary Information"). The Consultant shall treat all Covered Proprietary Information as the confidential information of the Company. Except as otherwise provided, the Company shall be the sole owner of any and all Covered Proprietary Information, including all patents that may result therefrom, and Consultant shall have no right to use the Covered Proprietary Information for any purpose whatsoever other than to perform services for the Company hereunder. Consultant shall execute any and all documentation requested by the Company in connection with the foregoing.

         (b) If the Consultant conceives, develops or reduces to practice, in the performance of the consulting services hereunder, Proprietary Information that does not relate to the business of the Company (as then conducted or as then proposed to be conducted), the Consultant and the Company shall review whether such Proprietary Information would be appropriate for development within the Company and, if they conclude such development would be appropriate, shall in good faith negotiate the terms and conditions upon which the Company would obtain rights to such Proprietary Information.

         6. CONFIDENTIALITY. The Consultant agrees that he shall not use (except for the Company's benefit) or divulge to anyone either during the term of this Agreement or for five (5) years thereafter any of the Company's trade secrets, Covered Proprietary Information or other confidential or proprietary data or information of any kind whatsoever ("Company Information") acquired by the Consultant in carrying out the terms of this Agreement. The Consultant further agrees that upon completion or termination of this Agreement, he will turn over to the Company, or make such disposition thereof as may be directed or approved by the Company, any notebook, data, information or other material acquired or compiled by the Consultant in carrying out the terms of the Agreement. Notwithstanding the foregoing, the Consultant shall be free to retain and disclose any results, information, discoveries, inventions, notebooks, data or other material which has been acquired by Consultant outside of this Agreement. Consultant further agrees that he will not disseminate and/or publish any research results, information, discoveries, inventions or data conceived or developed in the course of any work sponsored by the Company at any medical institution or any institution of higher learning, except as directed or authorized in the course of performing services to the Company hereunder. Consultant shall not divulge Company Information to any person unless such person shall have executed a confidentiality agreement with the Company.

         7. TERMINATION. The Company may terminate this Agreement for cause, defined as the Consultant's (a) willful misconduct with regard to the Company that is materially injurious to the Company; (b) failure to provide consulting services reasonably requested by the Company; (c) the Consultant's conviction of, or plea of nolo contendere with respect to, a felony or a crime involving moral turpitude; or (d) material breach of any agreement (including this Agreement) with the Company to the extent such breach, if capable of cure, remains uncured thirty (30) days after the Consultant's receipt of written notice thereof from the Company. The Consultant may terminate this Agreement at his convenience by written notice given sixty (60) days prior to the date of such termination. Such termination shall be effective in the manner and upon the date specified in said notice. The provisions of Paragraph 7 above shall survive any termination or expiration of this Agreement.

         8. CONSULTANT'S COVENANTS. Consultant hereby covenants and agrees that, during the term of this Agreement, Consultant will not perform consulting services for any person or entity that would create a clear conflict of interest for the Consultant relative to the Consultant's services to the Company.

         9. MISCELLANEOUS.

         (a) No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

         (b) Neither the Consultant nor the Company shall publicly disclose the contents or existence of this Agreement without giving reasonable prior notice thereof to the other party.

         (c) This Agreement shall be deemed to be a contract made under the law of the Commonwealth of Massachusetts and for all purposes it, plus any related or supplemental documents and notices, shall be construed in accordance with and be governed by the law of such state.

         (d) This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, cancelled or waived in whole or in part, except by written instruments signed by the parties hereto.

         (e) This Agreement constitutes and expresses the entire agreement and understanding between the parties with regard to the subject matter hereof. All previous discussions, promises, representations and understandings between the parties relative to this Agreement, if any, have been merged into this document.

         (e) The Consultant may not subcontract any part or all of the services to be provided without the prior written consent of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                  CONSULTANT:

                                  /s/ MARK J. LEVIN
                                  Mark J. Levin


                                  MILLENNIUM PHARMACEUTICALS, INC.


                                  By: /s/ LINDA PINE
                                      Linda Pine
                                      Title: SVP, Human Resources